UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2015

Lazard Ltd

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-32492	98-0437848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Clarendon House 2 Church Street Hamilton, Bermuda	HM-11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-1422

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2015, two wholly owned indirect subsidiaries (the “Lazard Subsidiaries”) of Lazard Ltd (“Lazard”) entered into an Amended and Restated Tax Receivable Agreement, which amended and restated the Tax Receivable Agreement, dated as of May 10, 2005, by and among the Lazard Subsidiaries and LMDC Holdings LLC (“LMDC Holdings”) (as amended and restated, the “Amended and Restated Tax Receivable Agreement”). Pursuant to the Amended and Restated Tax Receivable Agreement, among other things, (i) LMDC Holdings assigned all of its rights and obligations thereunder to LTBP Trust, a Delaware statutory trust (the “Trust”), and the Trust assumed all of LMDC Holdings’ rights and obligations thereunder, (ii) LMDC Holdings distributed the interests in the Trust to certain owners of LMDC Holdings, and (iii) holders of interests in the Trust have the ability, subject to certain restrictions and conditions, to transfer such interests to certain other persons and entities, including Lazard.

The description above is qualified in its entirety by reference to the Amended and Restated Tax Receivable Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Tax Receivable Agreement, dated as of June 16, 2015, by and among Ltd Sub A, Ltd Sub B, LMDC Holdings and LTBP Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZARD LTD

By:	/s/ Matthieu Bucaille
	Name:	Matthieu Bucaille
	Title:	Chief Financial Officer

Date: June 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Tax Receivable Agreement, dated as of June 16, 2015, by and among Ltd Sub A, Ltd Sub B, LMDC Holdings and LTBP Trust.